PURCHASE AND ASSUMPTION AGREEMENT


                                 by and between

                            NATIONAL BANK OF COMMERCE


                                       and


                                FIRST SOUTH BANK


                                   Dated as of

                                October 29, 2003

                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----



                                    ARTICLE I

                       TRANSFER OF ASSETS AND LIABILITIES
Section 1.1       Transferred Assets..............................................................................1
Section 1.2       Purchase Price..................................................................................2
Section 1.3       Deposit Liabilities.............................................................................3
Section 1.4       Loans Transferred...............................................................................6
Section 1.5       Employee Matters................................................................................8
Section 1.6       Safe Deposit Business...........................................................................9
Section 1.7       Real Property...................................................................................9
Section 1.8       Records and Data Processing.....................................................................9
Section 1.9       Security and Insurance.........................................................................10
Section 1.10      Taxes and Fees; Proration of Certain Expenses..................................................10

                                   ARTICLE II

                           CLOSING AND EFFECTIVE TIME

Section 2.1       Effective Time.................................................................................10
Section 2.2       Closing........................................................................................10
Section 2.3       Post-Closing Adjustments.......................................................................12

                                   ARTICLE III

                                 INDEMNIFICATION

Section 3.1       Seller's Indemnification of Purchaser..........................................................13
Section 3.2       Purchaser's Indemnification of Seller..........................................................13
Section 3.3       Claims for Indemnity...........................................................................13
Section 3.4       Limitations on Indemnification.................................................................14

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1       Corporate Organization.........................................................................14
Section 4.2       No Violation...................................................................................14
Section 4.3       Corporate Authority............................................................................15
Section 4.4       Enforceable Agreement..........................................................................15
Section 4.5       No Brokers.....................................................................................15
Section 4.6       Real and Tangible Personal Property............................................................15

Section 4.7       Condition of Property..........................................................................15
Section 4.8       Litigation.....................................................................................15
Section 4.9       Loans..........................................................................................15
Section 4.10      Limitation of Representations and Warranties...................................................16

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 5.1       Corporate Organization.........................................................................16
Section 5.2       No Violation...................................................................................16
Section 5.3       Corporate Authority............................................................................16
Section 5.4       Enforceable Agreement..........................................................................16
Section 5.5       Litigation.....................................................................................16
Section 5.6       No Brokers.....................................................................................17

                                   ARTICLE VI

            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

Section 6.1       Full Access....................................................................................17
Section 6.2       Delivery of Magnetic Media Records.............................................................17
Section 6.3       Application for Approval to Effect Purchase of Assets and Assumption of Liabilities............17
Section 6.4       Conduct of Business; Maintenance of Properties.................................................18
Section 6.5       No Solicitation by Seller......................................................................19
Section 6.6       Further Actions................................................................................19
Section 6.7       Fees and Expenses..............................................................................19
Section 6.8       Breaches with Third Parties....................................................................19
Section 6.9       Insurance......................................................................................19
Section 6.10      Public Announcements...........................................................................20
Section 6.11      Tax Reporting..................................................................................20

                                   ARTICLE VII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

Section 7.1       Representations and Warranties True............................................................20
Section 7.2       Obligations Performed..........................................................................20
Section 7.3       No Adverse Litigation..........................................................................20
Section 7.4       Regulatory Approval............................................................................20

                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

Section 8.1       Representations and Warranties True............................................................21
Section 8.2       Obligations Performed..........................................................................21
Section 8.3       No Adverse Litigation..........................................................................21

Section 8.4       Regulatory Approval............................................................................21

                                   ARTICLE IX

                                   TERMINATION

Section 9.1       Methods of Termination.........................................................................21
Section 9.2       Procedure Upon Termination.....................................................................22
Section 9.3       Payment of Expenses............................................................................22

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.1      Amendment and Modification.....................................................................23
Section 10.2      Waiver or Extension............................................................................23
Section 10.3      Assignment.....................................................................................23
Section 10.4      Addresses for Notices, Etc.....................................................................23
Section 10.5      Counterparts...................................................................................24
Section 10.6      Headings.......................................................................................24
Section 10.7      Governing Law..................................................................................24
Section 10.8      Sole Agreement.................................................................................24
Section 10.9      Severability...................................................................................24
Section 10.10     Parties in Interest............................................................................24

         Exhibits
         --------

         Exhibit A       -   List of Branches
         Exhibit B       -   Form of Power of Attorney
         Exhibit C       -   Form of Bill of Sale
         Exhibit D       -   Form of Assignment and Assumption Agreement
         Exhibit E       -   Form of Closing Statement

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                                      iii

                        PURCHASE AND ASSUMPTION AGREEMENT


     THIS PURCHASE AND ASSUMPTION AGREEMENT, dated as of October 29, 2003 (this "Agreement") is by and between NATIONAL BANK OF COMMERCE, a national bank having its principal offices in Memphis, Tennessee ("Seller"), and First South Bank, a North Carolina-chartered bank having its principal offices in Washington, North Carolina ("Purchaser").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Seller wishes to divest, upon the terms and conditions set forth herein, of certain of its assets and substantially all of its deposits and other liabilities of two of its branch offices located at 2019 S. Glenburnie Road, New Bern, North Carolina and 3040 Evans Street, Greenville, North Carolina (the "Banking Centers" as listed in Exhibit A); and

     WHEREAS,   Purchaser  wishes  to  purchase  such  assets  and  assume  such liabilities upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:

                                   ARTICLE I

                       TRANSFER OF ASSETS AND LIABILITIES

Section 1.1       Transferred Assets.
                  -------------------

     (a) As of the Effective Time (as defined in SECTION 2.1 below) and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller, all of the following assets associated with the Banking Centers and identified in this Agreement and the Exhibits hereto, and not otherwise excluded from sale pursuant to the provisions of SECTION 1.1(b) below (the "Assets"):

          (1) Reserved.
              ---------

          (2) the furniture, fixtures (including security equipment and automated teller machines, subject to compatibility with Purchaser's data processing system), leasehold improvements, equipment and other tangible personal property located on or affixed to the Banking Centers as of the date of this Agreement (collectively, the "Tangible Personal Property");

          (3) such equipment leases for equipment located at the Banking Centers as the parties hereto may agree subsequent to the date of this Agreement (together with related maintenance agreements, the "Equipment Leases");

          (4) all safe deposit contracts and leases for the safe deposit boxes located at the Banking Centers as of the Effective Time (the "Safe Deposit Contracts);

          (5) all Loans as defined  herein and  transferred  pursuant to SECTION
     1.4;

          (6) all demand deposit overdrafts;

          (7) all coins and currency located at the Banking Centers as of the Effective Time (the "Coins and Currency");

          (8)  originals  or copies of all records of Seller  pertaining  to the
     Loans,  all  deposit  accounts,   and  any  other  customer   relationships
     transferred to Purchaser; and

          (9) Seller's rights in and to the use of the current telephone numbers of the Banking Centers.

     (b) Excluded from the assets, properties and rights being transferred, conveyed and assigned to Purchaser under this Agreement are debit and credit card merchant services agreements related to customers of the Banking Centers, Seller's rights in and to the name "National Bank of Commerce," Seller's rights to and interest in software installed on computers and computer hardware located at the Banking Centers, Seller's right to recover assets charged off by Seller prior to the Effective Time, including, without limitation, charged off loans and demand deposit overdrafts, demand deposit overdrafts outstanding more than thirty (30) days and not covered by overdraft or bounce protection, and all of Seller's corporate logos, trademarks and trade names, and signs, paper stock, forms and other supplies containing such name and any such logos, trademarks or trade names (collectively, the "Excluded Assets"). Seller shall remove the Excluded Assets from the Banking Centers on or prior to the Effective Time or, as soon thereafter as practicable. Seller shall remove the Excluded Assets at its own cost and, apart from making any repairs necessitated by Seller's negligence in removing the Excluded Assets, Seller shall be under no obligation to restore the Banking Centers premises to their original condition, which shall be the responsibility of Purchaser.

Section 1.2       Purchase Price.
                  ---------------

     (a) As consideration for the purchase of the Banking Centers, Purchaser shall pay Seller a purchase price equal to the sum of the following (the "Purchase Price"):

          (1) $75,000 for the Tangible Personal Property;

          (2) A premium for the Deposit Liabilities (as defined in SECTION 1.3(a) hereof) and franchise value related to the Banking Centers equal to 1.5% of the Deposit Liabilities, except for (i) the Deposit Liabilities represented by those certain accounts shown on Exhibit 1.2(a)(2) attached hereto and incorporated herein by reference, (ii) Deposit Liabilities consisting of sweep accounts, brokered deposits, commercial repurchase agreements or public fund deposits, or (iii) certificates of deposit in excess of $100,000 issued subsequent to September 30, 2003, or (iv) any Deposit Liability to the extent such Deposit Liability is attributable to an increase from the balance as of

     September 30, 2003 in a certificate of deposit with a balance exceeding $100,000 at the Effective Time;

          (3) the Net Book Value, including accrued interest, for the Loans (as defined in SECTION 1.4 hereof); and

          (4) the face amount of the Coins and Currency.

     (b) In addition, Purchaser shall assume, as of the Effective Time, all of the duties, obligations and liabilities of Seller relating to the Equipment Leases and the Deposit Liabilities (including all accrued interest relating thereto); provided, that any cash items paid by Seller and not cleared prior to
           --------
the Effective Time shall be the responsibility of Seller, subject to the terms of SECTION 1.3 below.

     (c) Seller shall prepare a balance sheet (the "Pre-Closing Balance Sheet"), in accordance with Seller's customary practices and procedures, as of a date not earlier than thirty (30) calendar days prior to the Effective Time anticipated by the parties (the "Pre-Closing Balance Sheet Date"), reflecting the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder, all based on the book value of such assets and liabilities. The amounts of assets and liabilities set forth on the Pre-Closing Balance Sheet shall be used by Seller in the preparation of the Closing Statement (as hereinafter defined). Seller agrees to pay to Purchaser at the Closing (as defined in SECTION 2.1 hereof), in immediately available funds, the amount, if any, owed to Purchaser as set forth on the Closing Statement. Purchaser agrees to pay Seller at the Closing, in immediately available funds, the amount, if any, owed to Seller as set forth on the Closing Statement. Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet (as defined in SECTION 2.3 hereof).

     (d) For purposes of this Agreement, "Net Book Value" means the value determined from the Post-Closing Balance Sheet; provided, however, that, with
                                                 --------   -------
respect to the Loans, "Net Book Value" means the outstanding balance at the Closing, plus accrued interest, but not including the loan loss reserve attributable to any Loan or any general reserve.

Section 1.3       Deposit Liabilities.
                  --------------------

     (a) "Deposit Liabilities," shall mean all of Seller's duties, obligations and liabilities relating to the deposit accounts located at the Banking Centers as of the Effective Time (including accrued but unpaid or uncredited interest thereon) but excluding deposit accounts which have been in overdraft status for 30 days or more.

     (b) Except for those liabilities and obligations specifically assumed by Purchaser under SECTION 1.2(b) above, Purchaser is not assuming any other liabilities or obligations of Seller. Liabilities not assumed include, but are not limited to, the following:

          (1) Seller's cashier checks, letters of credit, money orders, interest checks and expense checks issued prior to the Closing, consignments of U.S. Government "E" and "EE" bonds and any and all traveler's checks;

          (2) liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings arising, commenced or otherwise applicable to Seller prior to the Closing and related to the Banking Centers;

          (3) Deposit accounts associated with qualified retirement plans where Seller is the trustee of such plan or the sponsor of a prototype plan used by such plan;

          (4) Deposit accounts associated with Seller's national or regional account relationships, if any; and

          (5) Self-directed individual retirement accounts, if any, it being understood that all other types of IRA Deposit Liabilities are intended to be transferred.

     (c) Seller does not represent or warrant that any deposit customers whose accounts are assumed by Purchaser will become or continue to be customers of Purchaser after the Effective Time.

     (d) Purchaser agrees to pay in accordance with law and customary banking practices all properly payable checks, drafts and withdrawal orders presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the Deposit Liabilities assumed by Purchaser, provided that, in the case of any such payments made by Purchaser with respect to checks dated prior to the Effective Time and in amounts of greater than $50,000, where such payments are made by Purchase on or before ten business days following the Effective Time, Seller shall refund to Purchaser that portion of the premium referred to in Section 1.2(a)(2) herein attributable to such payments.

     (e) If, after the Effective Time, any depositor, instead of accepting the obligation of Purchaser to pay the Deposit Liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall forward to Purchaser any paper checks, drafts or withdrawal orders presented to it relating thereto, and Seller shall not be liable or responsible for making any such payment; provided, that if Seller shall pay the same,
                                 --------
Purchaser agrees to reimburse Seller for any such payments, and Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts or withdrawal orders, and any such representations or warranties implied by law are hereby expressly disclaimed. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of checks, drafts, withdrawal orders, returns and other items presented to and paid by Seller within sixty
(60) calendar days after the Effective Time and drawn on or chargeable to accounts that have been assumed by Purchaser; provided, however, that Seller
                                                --------   -------
shall be held harmless and indemnified by Purchaser for acting in accordance with such arrangements. Purchaser shall be responsible for any costs incurred for courier services of the daily settlements. Availability of daily settlement will be by 2:00 p.m. (Eastern Standard Time).

     (f) Purchaser agrees, at its cost and expense, (i) to assign new account numbers to depositors of assumed accounts, (ii) to notify such depositors, on or before the Effective Time, of

Purchaser's assumption of Deposit Liabilities, and (iii) to furnish such depositors with checks on the forms of Purchaser and with instructions to utilize Purchaser's checks and to destroy unused check, draft and withdrawal order forms of Seller. Seller will cooperate with Purchaser in providing the necessary information for Purchaser's notice to customers pursuant to subsection
(ii) above; additionally, Seller will cooperate in a joint notice to customers, if requested by Purchaser.

     (g) Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to an assumed account as of the Effective Time that are returned to Seller after the Effective Time, provided that Purchaser shall be required to make such payment only up to the balance of funds on deposit with Purchaser at the time Seller makes demand to Purchaser.

     (h) As of and following the Effective Time, Purchaser shall assume and discharge Seller's duties and obligations with respect to the Deposit Liabilities, in accordance with the terms and conditions of, and laws, rules and regulations that apply to, the Deposit Liabilities. At the Effective Time, Seller shall provide to Purchaser a written listing of each stop payment order, tax lien, levy, garnishment, pledge, guardianship agreement, or other hold or restriction then in effect with respect to any of the Deposit Liabilities (the "Holds"), and Purchaser shall honor and comply with the terms of all valid Holds described in the above list. If, following receipt of such list, Purchaser makes any payment in violation of any such Hold, then it shall be solely liable for such payment and shall indemnify, hold harmless, and defend Seller from and against all claims, losses and liabilities, including reasonable attorneys' fees and expenses, arising out of any such payment. In the event that Purchaser shall make any payment in violation of a Hold initiated prior to the Effective Time but not reflected in the above list, then Seller shall be solely liable for such payment and shall indemnify, hold harmless and defend Purchaser from and against all claims, losses, and liabilities, including reasonable attorneys' fees and expenses, arising out of any such payment.

     (i) As of the Effective Time, Seller will transfer and assign to Purchaser, and Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices, all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller's right of access to such records as provided in this Agreement.

     (j) Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Time; provided,
                                                                       --------
however,  that Seller shall not be obligated to render a final  statement on any
-------
account not ordinarily receiving periodic statements in the ordinary course of Seller's business. Seller will be entitled to impose normal fees and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements.

     (k) As of the Effective Time, Purchaser, at its expense, will notify all Automated Clearing House ("ACH") originators of the transfers and assumptions made pursuant to the Agreement; provided, however, that Seller may, at its
                                    --------   -------
option, notify all such originators itself (on behalf of Purchaser), also at the expense of Purchaser. For a period of sixty
(60) calendar days beginning on the Effective Time, Seller will, without any obligation to investigate the accuracy of such request or the balance in the underlying account, honor all ACH items related to accounts assumed under this Agreement that are mistakenly routed or presented to Seller, and Purchaser will reimburse Seller for all such ACH payments on a daily basis. Seller will make no charge to Purchaser for honoring such items and will electronically transmit such ACH data to Purchaser. If Purchaser cannot receive such electronic transmissions, Seller will make available to Purchaser, at Seller's operations center, receiving items from the ACH tapes containing such ACH data. Items mistakenly routed or presented after the sixty (60) day period will be returned to the presenting party. Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of any ACH items honored by Seller, and Seller shall be held harmless and indemnified by Purchaser for acting in accordance with this arrangement to accept ACH items. If requested by Purchaser, Seller shall extend the period of honoring ACH items for an additional thirty (30) day period; provided however, that Seller may refuse to extend the original sixty (60) day period if Purchaser has not made a good faith effort to fulfill its duties to notify all ACH originators of the transfers and assumptions made pursuant to the Agreement.

Section 1.4       Loans Transferred.
                  ------------------

     (a) Seller will sell, transfer and assign to Purchaser as of the Effective Time, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in (including collateral relating thereto) the loans of the Banking Centers including demand deposit overdrafts, together with all promissory notes, loan agreements, security agreements, deeds of trust, assignment or pledge agreements and other documentation pertaining thereto and all Seller's rights thereunder (collectively, the "Loans"); provided, however,
                                                              --------  -------
the Loans shall not include any loans described in subsection (b) below. Such Loans (as well as any security interest related thereto) shall be transferred by means of a blanket assignment and not individually (except as may be otherwise required by law). Purchaser shall inform Seller not less than thirty (30) calendar days prior to the Effective Time of any case in which individual assignments will be required by law.

     (b) Notwithstanding the provisions of subsection (a) above, the Loans shall not include:

          (1)  nonaccruals   (which  term  shall  include  loans  in  which  the
     collateral securing same has been repossessed or in which collection efforts have been instituted or, claim and delivery or foreclosure proceedings have been filed);

          (2) loans sixty (60) calendar days or more past due;

          (3) loans upon which insurance has been force-placed;

          (4) loans in connection with which the borrower has filed a petition for relief under the United States Bankruptcy Code prior to the Effective Time;

          (5) Letters of Credit, unless specifically  accepted by Purchaser,  or
     loans  in  which  the  Seller   participates   with  another  bank,  unless
     specifically accepted by Purchaser;

          (6) loans identified by Purchaser in writing 45 calendar days or more prior to the Effective Time as not being purchased because of failure to meet the credit standards of Purchaser; and

          (7) Credit card loans.

     Following the execution of this Agreement, Purchaser shall have an opportunity to examine, to the extent it deems necessary, each of the loans of the Banking Centers, together with all files, documentation or other information related to such loans that are maintained or held by Seller. Such examination shall take place at a site and time mutually agreed upon by Purchaser and Seller, which time shall not be later than 45 days prior to the Closing. Purchaser may conduct such examination on more than one occasion, at reasonable intervals, prior to the Closing, and Seller will, upon Purchaser's request at reasonable intervals, provide a listing of new loans made by Seller since each previous occasion of examination by Purchaser.

     (c) Seller and Purchaser agree that Purchaser will become the beneficiary of credit life insurance written on direct consumer installment Loans, and coverage will continue to be the obligation of the current insurer after the Effective Time and for the duration of such insurance as provided under the terms of the applicable policy or certificate. Seller and Purchaser agree to cooperate in good faith to develop a mutually satisfactory method by which the current insurer will make rebate payments to and satisfy claims of the holders of such certificates of insurance after the Effective Time. The parties' obligations in this Section are subject to any restrictions contained in existing insurance contracts as well as applicable laws and regulations.

     (d) In connection with the transfer of any Loans requiring notice to the borrower, Purchaser and Seller agree to comply with all notice and reporting requirements of the loan documents or of any law or regulation.

     (e) All Loans transferred to Purchaser shall be valued at their Net Book Value, such value to include their outstanding principal balance, plus any accrued interest.

     (f) Subject to Section 1.4(l) below, all Loans will be transferred  without
recourse   and  without  any   warranties   or   representations   as  to  their
collectibility or the creditworthiness of any of the obligors of such Loans.

     (g) Purchaser will, at its expense, issue new coupon books for payment of Loans for which Purchaser provides coupon books, with instructions to utilize Purchaser's coupons and to destroy coupons furnished by Seller.

     (h) For a period of ninety (90) calendar days after the Effective Time, Seller will forward to Purchaser, on a weekly basis, all loan payments received by Seller, in the form received by Seller.

     (i) As of the Effective Time, Seller shall transfer and assign all files, documents and records related to the Loans to Purchaser, and Purchaser will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

     (j) If the balance due on any Loan purchased pursuant to this SECTION 1.4 has been reduced by Seller as a result of a payment by check received prior to the Effective Time, which item is returned after the Effective Time, then Seller shall assign that check to Purchaser, the asset value represented by the Loan transferred shall be correspondingly increased, and an amount in cash equal to such increase shall be paid by Purchaser to Seller promptly upon demand; provided, however, that if, before Purchaser's receipt of notice of such
--------   -------
returned check, the obligor of such Loan shall have paid Purchaser in full the outstanding balance of such Loan showing on Purchaser's books and records and Purchaser shall have canceled the Loan documents and returned the same to the obligor, then Purchaser shall have no obligation to make any such payment to Seller.

     (k) Seller shall grant to Purchaser as of the Effective Time a limited power of attorney, in substantially the form attached hereto as Exhibit B (the "Power of Attorney").


Section 1.5       Employee Matters.
                  -----------------

     (a) Subject to Section 10.10 herein, Purchaser shall offer employment to all employees, other than temporary agency workers or employees, employed by Seller at the Banking Centers as of the Effective Time (the "Employees"), in their then current functional positions with remuneration not less than current levels (subject to normal salary increases) and with the same benefits as those available to Purchaser's comparable employees. Nothing herein contained shall be construed as an employment contract enforceable by any employee. Employees shall receive full credit for their prior service with Seller under Purchaser's benefit plans and policies, including its vacation and sick leave policies. As of the Effective Time, the Employees and their dependents, if any, previously covered under Seller's health insurance plans shall be covered under Purchaser's health insurance plan without being subject to any pre-existing condition limitations or exclusions except those excluded under Seller's health insurance plan. Employees at the New Bern location shall receive full credit for their prior service with Seller for the purposes of determining their participation eligibility and vesting rights under Purchaser's employee benefit plans.

     (b) Seller makes no representations or warranties about whether any of the Employees will remain employed at the Banking Centers after the Effective Time. Seller will use commercially reasonable efforts to maintain the Employees as employees of Seller at the Banking Centers until the Effective Time. Any Employee whose employment will be terminated for any reason prior to the Effective Time or who elects not to be an employee of Purchaser shall be dealt with by Seller in its sole and absolute discretion. Seller agrees that, for a period of twelve (12) months after the Effective Time, it will not solicit for employment any Employee who becomes employed by Purchaser as of the Effective Time. All salaries, benefits, unused (but accrued) vacation, if any, withholding taxes, FICA taxes and any other liabilities of every nature which arise or originate prior to the Closing will be discharged in full by Seller, and Seller agrees to indemnify Purchaser from all liability therefore.

     (c) For the New Bern location only, Purchaser agrees for a period of twelve
(12) months after the Effective Time it will not terminate any Employee without cause without paying to such

Employee a severance benefit. With respect to Employees other than the Branch Manager, the severance benefit shall equal two weeks of base salary for every year of service with Seller; provided that the minimum severance payment shall not be less than four weeks base salary. With respect to the Branch Manager, the severance benefit shall equal two weeks of base salary for every year of service with Seller; provided however, that the minimum severance benefit shall not be less than six months of base salary.

     (d) Seller agrees to honor any severance and stay bonus it offered to employees employed at the Greenville Banking Center.

Section 1.6       Safe Deposit Business
                  ---------------------

     (a) As of the Effective Time, Purchaser will assume and discharge Seller's obligations with respect to the safe deposit box business at the Banking Centers in accordance with the terms and conditions of contracts or rental agreements related to such business, and Purchaser will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them.

     (b) As of the Effective Time, Seller shall transfer and assign the records related to such safe deposit box business to Purchaser, and Purchaser shall maintain and safeguard all such records and be responsible for granting access to and protecting the contents of safe deposit boxes at the Banking Centers.

     (c) Safe deposit box rental payments (not including late payment fees) collected by Seller before the Effective Time shall be prorated as of the Effective Time.

Section 1.7       Reserved.
                  ---------

Section 1.8       Records and Data Processing.
                  ----------------------------

     (a) As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement. Purchaser will preserve and keep such documents as required by applicable law and sound banking practice for the joint benefit of Seller and Purchaser. After the Effective Time, Purchaser will permit Seller and its representatives, at reasonable times and upon reasonable notice and at Seller's expense, to examine, inspect, copy and reproduce any such files, documents or records as Seller deems reasonably necessary.

     (b) After the Effective Time, Seller will permit Purchaser and its representatives, for reasonable cause, at reasonable times and upon reasonable notice and at Purchaser's expense, to examine, inspect, copy and reproduce files, documents or records retained by Seller as Purchaser deems reasonably necessary, regarding the assets and liabilities transferred under this Agreement.

     (c) It is understood that certain of Seller's documents and records may be available only in the form of photocopies, film copies or other non-original and non-paper media.

     Section 1.9 Security and  Insurance.  As of the Effective  Time,  Purchaser
                 ------------------------
shall be solely responsible for the security of and insurance on all persons and property located in or about the Banking Centers. Purchaser reserves the right to make its own security arrangements and not assume any existing agreements between Seller and a security vendor or be responsible for any penalty with respect thereto.

     Section 1.10 Taxes and Fees; Proration of Certain Expenses. Purchaser shall
                  ----------------------------------------------
be responsible for the payment of all fees and taxes related to the transactions contemplated by this Agreement; provided, that Purchaser shall not be
                                     --------
responsible for, or have any liability with respect to, taxes on any income to Seller arising out of this transaction, and Seller agrees that it shall pay, or represents that it has paid, in a timely manner any and all such income taxes. Purchaser shall not be responsible for any income tax liability of Seller arising from the business or operations of the Banking Centers before the Effective Time, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations of the Banking Centers after the Effective Time. Utility payments, telephone charges, personal property taxes, rent, salaries, deposit insurance premiums, other ordinary operating expenses of the Banking Centers and other expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Effective Time. To the extent any such item has been prepaid by Seller for a period extending beyond the Effective Time, there shall be a proportionate monetary adjustment in favor of Seller.

                                   ARTICLE II

                           CLOSING AND EFFECTIVE TIME

     Section  2.1  Effective  Time.  The  purchase of assets and  assumption  of
                   ----------------
liabilities  provided  for in this  Agreement  shall  occur  at a  closing  (the
"Closing") to be held at the offices of NBC Legal Department, One Commerce Square, Memphis, Tennessee, at 10:00 a.m., local time, within thirty-one (31) calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired, or at such other place, time or date on which the parties shall mutually agree. The effective time (the "Effective Time") shall be 5:00 p.m., local time, on the day on which the Closing occurs.

     Section 2.2 Closing.
                 --------

     (a) All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

     (b) At the Closing, subject to all the terms and conditions of this Agreement, Seller shall deliver to Purchaser or, in the case of items (b)(5) and
(6), make reasonably available to Purchaser:

          (1) a Bill of Sale, in substantially the form attached hereto as Exhibit C (the "Bill of Sale"), transferring to Purchaser all of Seller's interest in the Tangible Personal Property and in the Loans;

          (2) an Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit D (the "Assignment and Assumption Agreement"), assigning Seller's interest in the Contracts, the Equipment Leases and the Deposit Liabilities;

          (3) consents from third persons, in form and substance reasonably satisfactory to Purchaser, that are required to effect the assignments set forth in the Assignment and Assumption Agreement, including, but not limited to, the lessors under the Equipment Leases (to the extent required by such leases);

          (4) Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Banking Centers;

          (5) Seller's files and records related to the Loans;

          (6) Seller's records related to the Deposit Liabilities;

          (7) immediately available funds in the net amount shown as owing to Purchaser by Seller on the Closing Statement, if any;

          (8) the Coins and Currency;

          (9) such of the other Assets to be purchased as shall be capable of physical delivery, together with such documents or instruments of transfer as Purchaser shall reasonably request to vest title in Purchaser;

          (10) a certificate of a proper officer of Seller, dated as of the date of Closing, certifying to the fulfillment of all conditions that are the obligation of Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all respects as of the Effective Time;

          (11) such certificates and other documents as Purchaser may reasonably require to evidence (i) the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; (ii) the transfer and sale to Purchaser of the Assets and (iii) the perfection of Purchaser's security interest in the Loans;

          (12) a Closing Statement, substantially in the form attached hereto as Exhibit E (the "Closing Statement");

          (13) the Power of Attorney;

          (14) Forms for the transfer of IRA accounts and the appointment of successor trustees; and

          (15) Assignment of credit life insurance policies pursuant to Section 1.4(c).

     It is understood that the items listed in subsections (b)(4), (8) and (9) shall be transferred after the Banking Centers has closed for business on the date of Closing and that the records listed in subsections (b)(5) and (6) will be transferred as soon as possible after the Closing, but in no event more than five (5) business days after the Closing. All documents listed above shall be in form and substance reasonably satisfactory to Purchaser and its legal counsel.

     (c) At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall deliver to Seller:

          (1) the Assignment and Assumption Agreement;

          (2) a certificate and receipt acknowledging the delivery and receipt of possession of the property and records referred to in this Agreement;

          (3) immediately available funds in the net amount shown as owing to Seller by Purchaser on the Closing Statement, if any;

          (4) a certificate of a proper officer of Purchaser, dated as of the date of Closing, certifying to the fulfillment of all conditions that are the obligation of Purchaser and that all of the representations and warranties of Purchaser set forth in this Agreement remain true and correct in all respects as of the Effective Time;

          (5) such certificates and other documents as Seller may reasonably require to evidence the receipt of Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

          (6) the Closing Statement.

     All documents listed above shall be in form and substance reasonably satisfactory to Seller and its legal counsel

Section 2.3       Post-Closing Adjustments.
                  -------------------------

     (a) Not later than thirty (30) days after the Effective Time (the "Post-Closing Balance Sheet Delivery Date"), Seller shall deliver to Purchaser a balance sheet dated as of the Effective Time and prepared in accordance with Seller's customary practices and procedures; reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the "Post-Closing Balance Sheet"). Additionally, Seller shall deliver to Purchaser a list of the Loans, individually identified by account number, which list shall be appended to the Bill of Sale. Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Post-Closing Balance Sheet. Within fifteen (15) business days following the Post-Closing Balance Sheet Delivery Date (the "Adjustment Payment Date"), Seller and Purchaser shall effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet, and the Post-Closing Balance Sheet, together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

     (b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party that are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Adjustment Payment Date to the date paid at the applicable Federal Funds Rate.

     (c) The "Federal Funds Rate" shall be the mean of the high and low rates quoted for Federal Funds in the Money Rates Column of the Wall Street Journal adjusted as such mean may increase or decrease during the period between the Effective Time and the Adjustment Payment Date.

                                  ARTICLE III

                                 INDEMNIFICATION

     Section 3.1 Seller's Indemnification of Purchaser.  Seller shall indemnify,
                 --------------------------------------
hold harmless and defend Purchaser from and against any breach by Seller of any representation or warranty contained herein and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Time (other than proceedings to prevent or limit the consummation of the transactions contemplated hereby) relating to operations at the Banking Centers; and, except as otherwise provided in this Agreement, Seller shall further indemnify, hold harmless and defend Purchaser from and against all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, and all real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges) incurred by Seller prior to the Effective Time and which are claimed or demanded on or after the Effective Time, or that arise out of any actions, suits or proceedings commenced on or after the Effective Time and that relate to operations at the Banking Centers prior to the Effective Time.

     Section  3.2  Purchaser's   Indemnification  of  Seller.   Purchaser  shall
                   ------------------------------------------
indemnify, hold harmless and defend Seller from and against any breach by Purchaser of any representation or warranty contained herein and all claims, losses, liabilities, demands and obligations, including reasonable attorneys' fees and expenses, and all real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges), that Seller may receive, suffer or incur in connection with operations and transactions occurring after the Effective Time and that involve the Banking Centers, the assets transferred or the liabilities assumed pursuant to this Agreement.

Section 3.3       Claims for Indemnity.
                  ---------------------

     (a) A claim for indemnity under SECTIONS 3.1 or 3.2 of this Agreement may be made by the claiming party at any time prior to twelve (12) months after the Effective Time by the giving of written notice thereof to the other party, provided that any claims for indemnity arising from fraud or intentional misrepresentation may be made at any time prior to the expiration of the applicable statute of limitations or repose. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made. In the event that any such claim is made within such prescribed twelve (12) month period, the indemnity relating to such claim shall survive until such claim is resolved. Claims not made within such twelve (12) month period shall cease, and no indemnity shall be made therefor.

     (b) In the event that any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to one party hereto of the kind for which such party is entitled to indemnification pursuant to SECTION 3.1 or 3.2 hereof, then, after written notice is provided by the indemnified party to the indemnifying party of such demand, claim or lawsuit, the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party to defend any such demand, claim or lawsuit. In the event that the indemnifying party shall fail to respond within five (5) calendar days after receipt of such notice of any such demand, claim or lawsuit, then the indemnified party shall retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its discretion deem proper, at the cost and expense of the indemnifying party. In effecting the settlement of any such demand, claim or lawsuit, an indemnified party shall act in good faith, shall consult with the indemnifying party and shall enter into only such settlement as the indemnifying party shall approve (the indemnifying party's approval will not be unreasonably withheld and will be implied if it does not respond within ten (10) calendar days of its receipt of the notice of such settlement offer).

     Section 3.4 Limitations on Indemnification. Notwithstanding anything to the
                 -------------------------------
contrary contained in this ARTICLE III, no indemnification shall be required to be made by either party until the aggregate amount of all such claims by a party exceeds $25,000. Once such aggregate amount exceeds $25,000, such party shall thereupon be entitled to indemnification for all amounts in excess of such $25,000. IN ADDITION, THE PARTIES SHALL HAVE NO OBLIGATIONS UNDER THIS ARTICLE III FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS THE INDEMNIFIED PARTY MAY SUFFER AS THE RESULT OF ANY DEMAND, CLAIM OR LAWSUIT.

                                   ARTICLE IV


                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows, which representations and warranties shall survive the Effective Time for a period of twelve (12) months, unless claims for violations of Seller's representations and warranties are based on fraud or intentional misrepresentation, in which case such claims will be governed by the applicable statute of limitations or repose:

     Section  4.1  Corporate  Organization.  Seller  is  a  national  bank  duly
                   ------------------------
organized, validly existing and in good standing under the laws of the United States. Seller has the corporate power and authority to own its properties, to carry on its business as currently conducted and to effect the transactions contemplated herein.

     Section  4.2 No  Violation.  The Banking  Centers has been  operated in all
                  --------------
material respects in accordance with applicable laws, rules and regulations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) Seller's Articles of Incorporation or Bylaws; (b) any material provision of any material agreement or any other material restriction of any kind to which Seller is a party or by which Seller is bound; (c) any material statute, law, decree, regulation or order of any governmental authority; or (d) any material provision that will result in a default under, or which will cause the acceleration of the maturity of, any material obligation or loan to which Seller is a party.

     Section  4.3  Corporate  Authority.  The  execution  and  delivery  of this
                   ---------------------
Agreement and the consummation of the transactions contemplated herein have been duly authorized by Seller's Board of Directors. No further corporate authorization is necessary for Seller to consummate the transactions contemplated hereunder.

     Section 4.4 Enforceable Agreement. This Agreement has been duly authorized,
                 ----------------------
executed and delivered by Seller and is the legal, valid and binding agreement of Seller, enforceable in accordance with its terms.


     Section  4.5  Use  of  Brokers.   Seller  has  used  no  brokers  for  this
                   -----------------
transaction.

     Section  4.6  Tangible  Personal  Property.   Seller  makes  the  following
                   -----------------------------
representations regarding the Tangible Personal Property: Seller owns, and will convey to Purchaser at the Closing, all of Seller's right, title and interest to all of the Tangible Personal Property free and clear of any claims, mortgages, liens, security interests, pledges or encumbrances of any kind, except as may otherwise be set forth in this Agreement. The Deposit Liabilities are insured by the FDIC to the fullest extent permitted under federal law.

     Section 4.7  Condition of Property.  The Tangible  Personal  Property to be
                  ----------------------
purchased by Purchaser hereunder is sold AS IS, WHERE IS, with no warranties or representations whatsoever, except as expressly represented or warranted in this Agreement. Seller has valid title to all Tangible Personal Property and the Loans and has the right to transfer them as provided in this Agreement.

     Section 4.8 Litigation. There are no actions, suits or proceedings pending,
                 -----------
or to Seller's knowledge, threatened, against Seller related to the Assets or the transactions contemplated by this Agreement, and Seller has no knowledge of any state of facts or the occurrence of any event which could form the basis for any claim which could affect the Banking Centers or the transactions contemplated herein.

     Section  4.9 Loans.  Each Loan is in all  respects  what it purports to be,
                  ------
and, if  originated by Seller,  was made in the ordinary  course of business and was not  originated  or  administered  on the  basis  of  fraud  or  intentional misrepresentation, and, if originated by Seller, was not known to be uncollectible at the time it was made and, with respect to all Loans, is not now known to be uncollectible, and accrues interest in accordance with the terms of the Loan. To the best knowledge of Seller, the records of Seller regarding all Loans outstanding are accurate in all material respects and the risk classifications for the Loans outstanding are, in the best judgment of the management of Seller, appropriate. To the best knowledge of Seller, except as disclosed in Exhibit 4.9 attached hereto and incorporated herein by reference, each Loan is the legal, valid and binding obligation of the obligor and any guarantor, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and no defense, offset or counterclaim has been asserted with respect to any such Loan. None of the Loans is in violation of any laws, regulations or rulings, and each of the Loans complies with applicable federal and state consumer protection, contract and usury laws, except for violations or failures to comply which, in the aggregate, would not result in an expense to Purchaser in excess of $25,000, provided that Purchaser shall have the duty to mitigate its damages in the event it discovers any violations or failures to comply among the Loans.

     Section  4.10  Limitation  of  Representations  and  Warranties.  Except as
                    -------------------------------------------------
expressly represented or warranted in this Agreement by Seller, Seller makes no representations or warranties whatsoever with regard to any asset being transferred to Purchaser or any liability or obligation being assumed by Purchaser or as to any other matter or thing.

                                   ARTICLE V


                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     Section 5.1  Corporate  Organization.  Purchaser is a bank duly  organized,
                  ------------------------
validly existing and in good standing under the laws of the State of North Carolina. Purchaser has the corporate power and authority to own the properties being acquired, to assume the liabilities being transferred and to effect the transactions contemplated herein.

     Section  5.2 No  Violation.  Neither  the  execution  and  delivery of this
                  --------------
Agreement, nor the consummation of the transactions contemplated herein, will violate or conflict with (a) the Articles of Incorporation or Bylaws of Purchaser, any material provision of any material agreement or any other material restriction of any kind to which Purchaser is a party or by which Purchaser is bound; (b) any material statute, law, decree, regulation or order of any governmental authority; or (c) any material provision that will result in a default under, or cause the acceleration of the maturity of, any material obligation or loan to which Purchaser is a party.

     Section  5.3  Corporate  Authority.  The  execution  and  delivery  of this
                   ---------------------
Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors of Purchaser. No further corporate authorization on the part of Purchaser is necessary to consummate the transactions contemplated hereunder.

     Section 5.4 Enforceable Agreement. This Agreement has been duly authorized,
                 ----------------------
executed and delivered by Purchaser and is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

     Section 5.5 Litigation. There are no actions, suits or proceedings pending,
                 -----------
or to Purchaser's knowledge, threatened, against Purchaser related to the transactions contemplated by this Agreement.

     Section 5.6 Use of Brokers.  Purchaser  utilized Triangle Capital Partners,
                 ---------------
LLC as broker for this transaction. All fees due to Triangle Capital Partners, LLC shall be the sole responsibility of Purchaser pursuant to obligations outside the parameters of this Agreement.

                                   ARTICLE VI

            OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

     Section 6.1 Full Access. Seller shall afford to the officers and authorized
                 ------------
representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books and records pertaining to the Banking Centers in order that Purchaser may have full opportunity to make reasonable investigations, at reasonable times, without interfering with the normal business and operations of the Banking Centers or the affairs of Seller. The officers of Seller shall furnish Purchaser with one standard set of such additional financial and operating data and other information as to its business and properties at the Banking Centers, or where otherwise located, as Purchaser may, from time to time, reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect this transaction. Any additional copies of such information shall be produced and provided at Purchaser's expense. Nothing in this SECTION 6.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans. Records, including credit information, relating to the Loans will be made available for review by Purchaser within fourteen (14) days after the execution of this Agreement. It is understood that certain of Seller's records may be available only in the form of photocopies, film copies or other non-original and non-paper media. Seller shall permit Purchaser from and after the date of public notice of the transactions provided under this Agreement to perform training of Seller's personnel at the Banking Centers regarding Purchaser's systems and methods of doing business, such training to be performed at the Banking Centers or at other locations selected by Purchaser. Seller shall permit Purchaser, from and after the date of public announcement of the transactions provided under this Agreement, to install equipment at the Banking Centers that will be used for branch operations after the Closing. Purchaser shall not perform such training or install such equipment in a manner that unreasonable disrupts Seller's operations prior to Closing.

     Section 6.2 Delivery of Magnetic Media Records. Seller shall prepare at its
                 -----------------------------------
expense and make available to Purchaser at Seller's data processing center, magnetic media records in Seller's field format not later than twenty (20) calendar days after the execution of this Agreement and further shall make available to Purchaser such records updated as of the Closing Date, which records shall contain the information related to the items described in SECTIONS 2.2(b)(6) and (b)(7) above. Such updated records shall be made available at such time after Closing as agreed to by the parties. At its option, Seller may provide such reports in paper format instead of magnetic media format.

     Section  6.3  Application  for  Approval  to Effect  Purchase of Assets and
                   -------------------------------------------------------------
Assumption  of  Liabilities.  Within  thirty (30)  calendar  days  following the
----------------------------
execution of this Agreement, Purchaser shall prepare and file applications required by law with the appropriate regulatory authorities for approval to purchase and assume the aforesaid assets and liabilities, to establish a branch office at the location of the Banking Centers and to effect in all other respects the transactions contemplated herein. Purchaser agrees to process such applications in a diligent manner and on a priority basis and to provide Seller promptly with a copy of such applications as filed (except for any confidential portions thereof) and all material notices, orders, opinions, correspondence and other documents with respect thereto, and to use its best efforts to obtain all necessary regulatory approvals. On the date hereof, Purchaser knows of no reason why such applications should not receive all such approvals. Purchaser shall promptly notify Seller upon receipt by Purchaser of notification that any application provided for hereunder has been denied. Seller shall provide such assistance and information to Purchaser as shall be reasonably necessary for Purchaser to comply with the requirements of the applicable regulatory authorities.

     Section 6.4 Conduct of Business;  Maintenance of Properties.  From the date
                 ------------------------------------------------
hereof until the Effective Time, Seller covenants that it will:

     (a) carry on the business of the Banking Centers substantially in the same manner as on the date hereof, use all reasonable efforts to preserve intact its current business organization and preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be retained at the Banking Centers and make new or renew existing Loans at the Banking Centers only in the ordinary course consistent with past practices; provided, however, that Seller need not, in its sole discretion,
            --------   -------
advertise or promote new or substantially new customer services in the principal market area of the Banking Centers; and provided further, that all Loans
                                             --------  -------
originated by Seller at the Banking Centers at any time within 45 days prior to the Closing must comply with Purchaser's underwriting standards;

     (b) provide reasonable cooperation with and assist Purchaser in assuring the orderly transition of the business of the Banking Centers to Purchaser from the Seller;

     (c) maintain the Tangible Personal Property in its current condition, ordinary wear and tear excepted, and not remove, or cause to be removed, any of the Tangible Personal Property from the Banking Centers; and

     (d) not make any salary increases for employees of the Banking Centers other than in accordance with past practices, which past practices shall include, without limitation, annual review and salary adjustments and not hire any new employees for the Banking Centers other than replacement employees;

     (e) Not change interest rates paid in the Banking Centers except as on a basis consistent with past practices on a regional or statewide basis;

     (f) Not engage in any marketing campaign designed for the Banking Centers specifically aimed at increasing certificates of deposit in individual amounts exceeding $100,000 through the Closing Date; however, this shall not prohibit Seller from engaging in any marketing campaign that it is undertaking on a corporate basis throughout Seller's entire banking footprint in Seller's ordinary course of business; and

     (g) Not make any commitments for expenditures for capital improvements at any of the Banking Centers without Purchaser's prior written consent.

Section 6.5       No Solicitation.
                  ----------------

     (a) For a period of twelve (12) months after the Effective Time, neither Seller, nor any of its affiliates, will specifically target and solicit customers of the Banking Centers; provided, however, these restrictions shall
                                   --------   -------
not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to all the current customers of Seller or Seller's affiliates, or to the public or newspaper, radio or television advertisements of a general nature or otherwise prevent Seller from taking such action as may be required to comply with any applicable federal or state laws, rules or regulations. In addition, these restrictions shall not restrict (i) the solicitations of commercial accounts normally established and maintained in offices other than the Banking Centers, or (ii) the ability of Seller to install, operate and serve customers' needs through automated teller machines at any location.

     (b) For the period from the execution of this Agreement until the Effective Time, neither Purchaser, nor any of its affiliates, will specifically target and solicit customers of the Banking Centers; provided, however, these restrictions
                                          --------   -------
shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to all the current customers of Purchase or Purchaser's affiliates, or to the public or newspaper, radio or television advertisements of a general nature or otherwise prevent Purchaser from taking such action as may be required to comply with any applicable federal or state laws, rules or regulations. In addition, these restrictions shall not restrict (i) the solicitations of commercial accounts normally established and maintained in offices other than the Banking Centers, or (ii) the ability of Purchaser to install, operate and serve customers' needs through automated teller machines at any location.

     Section 6.6 Further  Actions.  The parties hereto shall execute and deliver
                 -----------------
such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

     Section 6.7 Fees and Expenses. Purchaser shall be responsible for the costs
                 ------------------
of all its attorneys' and accountants' fees and expenses, recording costs, and other expenses related to this transaction. Seller shall be responsible for its attorneys' and accountants' fees and expenses related to this transaction.

     Section 6.8 Breaches with Third Parties.  If the assignment of any material
                 ----------------------------
claim, contract, license, lease, commitment, sales order or purchase order (or any material claim or right or any benefit arising thereunder) without the consent of a third party would constitute a breach thereof or materially affect the rights of Purchaser or Seller thereunder, then such assignment is hereby made subject to such consent or approval being obtained.

     Section 6.9 Insurance.  As of the Effective Time,  Seller will  discontinue
                 ----------
its insurance coverage maintained in connection with the Banking Centers and the activities conducted thereon. Purchaser shall be responsible for all insurance protection for the Banking Centers premises and the activities conducted thereon immediately following the Effective Time. Pending the Closing, risk of loss shall be the responsibility of Seller. In the event of a total or major loss to a Banking Center prior to Closing such that Seller, at its option, decided not to replace and reopen the Banking Center, the Deposit Liabilities, Loans and other assets and liabilities to be transferred to Purchaser under this Agreement shall be transferred to the other Banking Center covered by the Agreement.

     Section 6.10 Public  Announcements.  Seller and Purchaser  agree that, from
                  ----------------------
the date hereof, neither shall make any public announcement or public comment regarding this Agreement or the transactions contemplated herein without first consulting with the other party hereto and reaching an agreement upon the substance and timing of such announcement or comment. Further, Seller and Purchaser acknowledge the sensitivity of this transaction to the Employees, and no announcements or communications with the public or the Employees shall be made without the prior approval of Seller.

     Section 6.11 Tax  Reporting.  Seller  shall  comply with all tax  reporting
                  ---------------
obligations with respect to the transferred assets and liabilities on or before the Effective Time, and Purchaser shall comply with all tax reporting obligations with respect to the transferred assets and liabilities after the Effective Time.

     Section 6.12 Assignment of Loans and Deposit  Liabilities.  In any instance
                  ---------------------------------------------
where a Loan and a Deposit Liability securing that Loan are not assigned to the same Banking Center, no later than eight weeks prior to the Closing Seller shall either (i) assign both the Loan and the Deposit Liability securing the Loan to a single Banking Center or (ii) remove the Loan and/or Deposit Liability from the Banking Center.

                                  ARTICLE VII


                      CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligation of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

     Section 7.1  Representations  and Warranties True. The  representations and
                  -------------------------------------
warranties made by Seller in this Agreement shall be true in all material respects on and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

     Section  7.2  Obligations  Performed.  Seller  shall  (a)  deliver  or make
                   -----------------------
available to Purchaser those items required by SECTION 2.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

     Section 7.3 No Adverse  Litigation.  As of the  Effective  Time, no action,
                 -----------------------
suit or proceeding shall be pending or threatened against Purchaser or Seller that is reasonably likely to (a) materially and adversely affect the business, properties and assets of the Banking Centers, or (b) materially and adversely affect the transactions contemplated herein.

     Section  7.4  Regulatory  Approval.   Purchaser  shall  have  received  all
                   ---------------------
necessary regulatory approvals of the transactions provided in this Agreement, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met, and such approvals shall not have imposed any condition that is materially disadvantageous or burdensome to Purchaser.

     Section 7.5 Lease  Agreements.  Purchaser shall have received an assignment
                 ------------------
of the Lease for each Banking Center on the same terms and conditions as Sellers existing Leases and all third party approvals of such assignment shall have been obtained.

                                  ARTICLE VIII


                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligation of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

     Section 8.1  Representations  and Warranties True. The  representations and
                  -------------------------------------
warranties made by Purchaser in this Agreement shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

     Section 8.2  Obligations  Performed.  Purchaser shall (a) deliver to Seller
                  -----------------------
those items required by SECTION 2.2 hereof, and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

     Section 8.3 No Adverse  Litigation.  As of the  Effective  Time, no action,
                 -----------------------
suit or proceeding shall be pending or threatened against Purchaser or Seller that might materially and adversely affect the transactions contemplated hereunder.

     Section 8.4  Regulatory  Approval.  Purchaser  shall have received from the
                  ---------------------
appropriate regulatory authorities approval of the transactions contemplated herein, all notice and waiting periods required by law to pass shall have passed, no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met, and such approvals shall not have imposed any condition that is materially disadvantageous or burdensome to Seller.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.1 Methods of Termination. This Agreement may be terminated in any
                 -----------------------
of the following ways:

     (a) at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller;

     (b) by Purchaser, in writing, if the conditions set forth in ARTICLE VII of this Agreement shall not have been met by Seller or waived in writing by Purchaser within thirty-one (31) calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

     (c) by Seller, in writing, if the conditions set forth in ARTICLE VIII of this Agreement shall not have been met by Purchaser or waived in writing by Seller within thirty-one (31) calendar days following the date of all approvals by regulatory agencies and after all statutory waiting periods have expired;

     (d) any time prior to the Effective Time, by Purchaser or Seller, in writing, if the other party shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of thirty
(30) calendar days after the giving of notice to the breaching party of such breach or the date specified in (b) and (c) above; provided, however, that there
                                                   --------  -------
shall be no cure period in connection with any breach of SECTION 6.3 hereof, so long as such breach by Purchaser was not caused by any action or inaction of Seller, and Seller may terminate this Agreement immediately if regulatory applications are not filed within thirty (30) calendar days after the date of this Agreement as provided in that Section; or

     (e) by Seller or Purchaser in writing at any time after any applicable regulatory authority has denied approval by a final non-appealable order of any application of Purchaser for approval of the transactions contemplated herein.

     Section  9.2  Procedure  Upon  Termination.  In the  event  of  termination
                   -----------------------------
pursuant to SECTION 9.1 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate.

     If this Agreement is terminated as provided herein,

     (a) each party will return all documents, work papers and other materials of the other party, including photocopies or other duplications thereof, relating to this transaction, whether obtained before or after the execution hereof, to the party furnishing the same; and

     (b) all information received by either party hereto with respect to the business of the other party (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons.

     Section  9.3  Payment of  Expenses.  Should the  transactions  contemplated
                   ---------------------
herein not be consummated because of a party's breach of this Agreement, in addition to such damages as may be recoverable in law or equity, the other party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

                                   ARTICLE X


                            MISCELLANEOUS PROVISIONS

     Section 10.1  Amendment and  Modification.  The parties  hereto,  by mutual
                   ----------------------------
consent of their duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     Section 10.2 Waiver or Extension. Except with respect to required approvals
                  --------------------
of applicable governmental authorities, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

     Section 10.3  Assignment.  This Agreement and all of the provisions  hereof
                   -----------
shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

     Section 10.4 Addresses for Notices,  Etc. All notices,  requests,  demands,
                  ----------------------------
consents and other communications provided for hereunder and under the related documents shall be effective upon receipt and shall be in writing and mailed (by registered or certified mail, return receipt requested), telegraphed, telexed, telecopied or personally delivered (with receipt thereof acknowledged) to the applicable party at the address indicated below:

                  if to Seller:             National Bank of Commerce
                                            One Commerce Square
                                            Memphis, Tennessee  38150
                                            Attention:  John Stallings

                  with a copy to:           National Bank of Commerce
                                            One Commerce Square
                                            Memphis, Tennessee  38150
                                            Attention: Beth Whitehead
                                            Facsimile:  (901) 523-3303


                  if to Purchaser:          First South Bank
                                            1311 Carolina Avenue
                                            Washington, North Carolina  27889
                                            Attention: Thomas A. Vann
                                            Facsimile: (252) 946-3873

                  with a copy to:           Stradley, Ronon, Stevens, & Young,
                                             LLP
                                            1220 19th Street, NW
                                            Suite 600
                                            Washington, DC  20036

                                            Attention: Joel E. Rappoport
                                            Facsimile: (202) 822-0140


or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

     Section 10.5 Counterparts. This Agreement may be executed simultaneously in
                  -------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section  10.6  Headings.  The headings of the Sections and Articles of this
                    ---------
Agreement are inserted for convenience only and shall not constitute a part thereof.

     Section  10.7  Governing  Law.  This  Agreement  shall be governed  by, and
                    ---------------
construed in accordance with, the laws of the State of Tennessee.

     Section 10.8 Sole Agreement.  This Agreement and the Exhibits and Schedules
                  ---------------
hereto represent the sole agreement between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

     Section 10.9 Severability. If any provision of this Agreement is invalid or
                  -------------
unenforceable, the balance of this Agreement shall remain in effect.

     Section 10.10 Parties in Interest.  Nothing in this  Agreement,  express or
                   --------------------
implied, expressly including, without limiting the generality of the foregoing in any way, the provisions of SECTION 1.5 hereof, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.


ATTEST:                                           NATIONAL BANK OF COMMERCE


By:/s/ Beth Whitehad                              By:/s/ William R. Reed
   ------------------------------------              -------------------------
Name:    Beth Whitehead                           Name:    William R. Reed
Title:   Associate General Counsel and            Title:   President and CEO
         Assistant Corporate Secretary


ATTEST:

By:/s/ Sherry L. Correll                           By:/s/ William L. Wall
   ------------------------------------               --------------------------
Name:  Sherry L. Correll                           Name:    William L. Wall
Title: Executive Vice President                    Title:   Executive Vice
                                                             President, Chief
                                                             Financial Officer
                                                             and Secretary